UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6 (E) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box) :

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

For Internal Use Only – Not For Redistribution

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Your vote is important. If you have not already done so, please vote today to ensure your shares of Whirlpool stock are represented at the annual meeting on April 16. Shares in the 401(k) plan must be voted by 11:59 p.m. Eastern time on Thursday, April 11.

At this meeting, stockholders may vote on the following proposals:

Proposals	Board of Directors Recommends You Vote
1. Election of directors to Whirlpool Corporation Board	FOR - to elect 11 directors to a term expiring in 2014

2. An advisory vote to approve Whirlpool executive compensation	FOR - to indicate support for Whirlpool compensation programs , i.e. Say “Yes” on Pay

3. Ratification of the appointment of Ernst & Young LLP for 2013	FOR - to support the appointment of E&Y as our independent registered accounting firm

4. Approval of the Amended and Restated 2010 Omnibus Stock and Incentive Plan	FOR - to approve the plan that will fund future stock grants and other awards to employees

5. A stockholder proposal to require shareholder approval of certain executive agreements	AGAINST - to oppose requiring death benefits, such as immediate vesting of stock awards, to be approved in advance by stockholders

If you hold shares in your name or in the 401(k) plan, you should have previously received an email with instructions on how to access proxy materials and instructions on how to vote those shares.

If you have not yet voted your shares, you will receive a second email with the subject line “Confidential: To Be Opened By Addressee Only - WHIRLPOOL CORPORATION Annual Meeting.” This email contains instructions on how to access proxy materials and instructions on how to vote shares you hold in your name or in the 401(k) plan.

If you hold shares in a brokerage account, you will need to vote those separately from shares held in your name or in a 401(k) account. Please contact your broker if you need information about voting shares in your brokerage account. If your shares are held through Morgan Stanley Smith Barney, please contact griffogroupstockplans@ms.com or call 888-293-3516.

If you have any other questions or need assistance, please send an email to corporate_secretary@whirlpool.com. Thank you for voting and for your continued cooperation and support.